SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2012

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 2, 2012, Endurance Specialty Holdings Ltd. (the “Company”) and William M. Jewett entered into a Severance Agreement and General Release (the “Severance Agreement”), regarding Mr. Jewett’s resignation from his positions as President and a Director of the Company.

Under the terms of the Severance Agreement, after May 2, 2012 and subject to Mr. Jewett’s execution of a release of claims, Mr. Jewett will be entitled to receive prorated annual incentive compensation for 2012, one year of continued base salary, up to one year of reimbursement for the Company portion of group health, dental, vision and life insurance, reimbursement for up to $3,600 in tax preparation expenses and $25,000 in legal fees. Other than the reimbursement of legal fees, all of the severance compensation items deliverable to Mr. Jewett under the Severance Agreement conform to the terms previously established in the Amended and Restated Employment Agreement, dated February 17, 2010, between Mr. Jewett and the Company.

Mr. Jewett will be subject to non-competition and non-solicitation restrictions for six months following his departure from the Company.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On May 2, 2012, the Amended and Restated Employment Agreement, dated February 17, 2010, between William M. Jewett and the Company was superseded by the Severance Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In conjunction with the execution of the Severance Agreement, Mr. Jewett agreed that, if re-elected, he would not accept the appointment as a Director of the Company or its subsidiary, Endurance Specialty Insurance Ltd., and agreed to resign from his positions as a Director of the Company and Endurance Specialty Insurance Ltd. immediately following the Company’s Annual General Meeting of Shareholders to be held on May 10, 2012.

In addition, Mr. Jewett has resigned from his position as President of the Company and Endurance Specialty Insurance Ltd., as well as all officer and director positions of the Company’s other subsidiaries and affiliates, as of May 2, 2012.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated May 2, 2012

99.1	Press Release, dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2012

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated May 2, 2012

99.1	Press Release, dated May 2, 2012